Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-163670 on Form S-8, and in Amendment No. 1 to Registration Statement No. 333-182101 on Form S-1 of our report dated May 24, 2013, relating to the consolidated financial statements of Organovo Holdings, Inc. and Subsidiary, appearing in this Transition Report on Form 10-K, for the three months ended March 31, 2013 and for the period from Inception (April 19, 2007) through March 31, 2013.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

May 24, 2013